UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): June 3, 2009 (May 28, 2009)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

            Delaware                 000-16299           13-3054685
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  (State or other jurisdiction      (Commission       (I.R.S. Employer
        of incorporation)           File Number)      Identification No.)

     700 Airport Blvd. Suite 300, Burlingame, CA                     94010
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      (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500

                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

     On or about May 28, 2009, ANTs software inc. (the "Company" or "ANTs") and Four Js Development Tools, Inc., a Washington, corporation ("Four Js") amended the terms of a secured promissory note (the "Note") with the effective date of the amendment being May 18, 2009. The Note specified that a final payment in the amount of $2,000,000 was to be made by Four Js on May 21, 2009, among other things. Under the amended terms:

          o Four Js agreed to pay, and did pay, $1,500,000 on or before May 21, 2009.
          o Four Js agreed to pay the remaining balance of $500,000 (the "Remaining Balance") on or before the earlier of (x) November 21, 2009, and (y) the close of Four Js receiving financing.
          o If the Remaining Balance is paid prior to July 21, 2009, interest is waived, otherwise the Note bears interest at 5% per annum.
          o    The maturity date of the Note was amended to November 21, 2009.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANTs software inc.


Date:    June 3, 2009                   By: /s/ Joseph Kozak
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                                            Joseph Kozak, Chief Executive
                                            Officer and President